UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2017

ADTRAN, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-24612	63-0918200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard Huntsville, AL		35806-2807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (256) 963-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2017, the Board of Directors appointed Gregory James McCray as a director to serve until the 2018 Annual Meeting of Stockholders to fill a newly created Directorship resulting from the Board’s increase in the authorized number of Directors. The Board of Directors has appointed Mr. McCray to serve on the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors.

In connection with his appointment to the Board of Directors, Mr. McCray will be eligible to receive ADTRAN’s standard annual compensation for non-employee directors, as has been previously disclosed.  Accordingly, Mr. McCray will be entitled to an annual payment for his services as a member of the Board of Directors, reimbursement for certain expenses and participation in the 2010 Directors Stock Option Plan.

There are no arrangements or understandings between Mr. McCray and any other persons pursuant to which Mr. McCray was named a director of ADTRAN. There have been no transactions since the beginning of ADTRAN’s last fiscal year, and there are no currently proposed transactions, in which ADTRAN was or is to be a participant and in which Mr. McCray or any member of his immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

A copy of ADTRAN's press release announcing such appointment is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 11, 2017

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on May 11, 2017.

ADTRAN, Inc.
(Registrant)

By: /s/ Roger D. Shannon
Roger D. Shannon
Senior Vice President of Finance,
Chief Financial Officer,

Corporate Secretary and Treasurer

(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 11, 2017